Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-8
*CUSIP:   21988K826  Class  A-1
          21988KAP2  Class  A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 1, 2006.

INTEREST ACCOUNT
----------------


Balance as of   August 1, 2005.....                                 $0.00
      Scheduled Income received on securities.....          $1,665,000.00
      Unscheduled Income received on securities.....                $0.00

LESS:
      Distribution to Class A-1 Holders.....               -$1,546,875.00
      Distribution to Class A-2 Holders.....                 -$117,958.78
      Distribution to Class A-2 Holders of                       -$166.22
      Amortization.....
      Distribution to Depositor.....                               -$0.00
      Distribution to Trustee.....                                 -$0.00
Balance as of  February 1, 2006.....                                $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of  August 1, 2005.....                                  $0.00
      Scheduled principal payment received on                       $0.00
      securities.....

LESS:
     Distribution to Holders.....                                  -$0.00
Balance as of  February 1, 2006.....                                $0.00


               UNDERLYING SECURITIES HELD AS OF February 1, 2006


        Principal
          Amount                      Title of Security
        ---------                     -----------------
        $45,000,000     DaimlerChrysler Corporation, formerly known
                        as Chrysler Corporation, 7.40% Debentures due August 1, 2097
                        *CUSIP:  171196AT5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.





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